Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V69209-P22708 THE CHEFS’ WAREHOUSE, INC. 100 EAST RIDGE ROAD RIDGEFIELD, CT 06877 THE CHEFS’ WAREHOUSE, INC. 2025 Annual Meeting Vote by May 8, 2025 11:59 PM ET. For shares held in a Plan, vote by May 5, 2025 11:59 PM ET. You invested in THE CHEFS’ WAREHOUSE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 9, 2025. Get informed before you vote View the 2025 Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 9, 2025 10:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/chef25

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V69210-P22708 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. Ivy Brown For 1b. Steven F. Goldstone For 1c. Aylwin Lewis For 1d. Lester Owens For 1e. Christopher Pappas For 1f. John Pappas For 1g. Richard N. Peretz For 1h. Debra Walton-Ruskin For 1i. Wendy M. Weinstein For 2. To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 26, 2025. For 3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the 2025 Proxy Statement. For 4. To approve an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan. For NOTE: We will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.